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                                                                    EXHIBIT 16.1




November 10, 2000


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

            We have read the statements in the second paragraph under the caption "Experts" included in the Registration Statement of General Maritime Corporation (Form S-1, No. 33-______) filed with the Securities and Exchange Commission on or about November 10, 2000 and the related prospectus and are in agreement with the statements contained therein.

Very truly yours,

/s/ ERNST & YOUNG LLP
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ERNST & YOUNG LLP